UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): January 12, 2006
Aastrom Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Michigan	0-22025	94-3096597
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
24 Frank Lloyd Wright Drive
P.O. Box 376
Ann Arbor, Michigan 48106
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(734) 930-5555
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
     On January 12, 2006, Aastrom entered into an Amended and Restated Employment Agreement with James A. Cour to replace his Employment Agreement dated as of June 11, 2004 and to incorporate the provisions of other employment and/or benefits related agreements, including an existing Relocation Expense Reimbursement Agreement.
     Under the new agreement, Mr. Cour will continue as the President and Chief Operating Officer of Aastrom, and he will continue to receive his existing salary ($272,500 per year), subject to review and adjustment on an annual basis. He will also be eligible to receive equity and cash bonuses under Aastrom’s incentive plans, as well as customary fringe benefits (such as vacation and health insurance coverage). In the event Mr. Cour’s employment is terminated without cause, or in the event he terminates his employment for good reason (as defined in the Employment Agreement) within 12 months following a change of control, then he is entitled to receive a severance payment equal to 9 months of his then current salary.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 17, 2006

AASTROM BIOSCIENCES, INC.
By:	/s/ Gerald D. Brennan, Jr.
Gerald D. Brennan, Jr.
Vice President Administrative and Financial Operations, Chief Financial Officer

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